EXHIBIT 21





                        Subsidiaries of the Registrant(1)


                                                   State of        Percentage
                                                Incorporation      Ownership
                                                -------------      ----------

Farmers and Mechanics Bank                       United States        100%

FMS Financial Services, Inc.(2)(4)               New Jersey           100%

Land Financial Services, Inc.(2)                 New Jersey           100%

First Plunge, Inc. (3)(4)                        New Jersey           100%

Fishpond, Inc. (3)(4)                            New Jersey           100%

Angell Ayes, Inc. (3)(4)                         New Jersey           100%

Peter's Passion, Inc. (3)(4)                     New Jersey           100%

Atlantic Adventures, Inc.(3)                     New Jersey           100%

----------------
(1) The operations of the subsidiaries are included in the consolidated financial statements contained in the Annual Report to Stockholders attached as Exhibit 13 to the Form 10-K.
(2)      Subsidiary of Farmers and Mechanics Bank.
(3)      Subsidiary of Land Financial Services, Inc.
(4)      Currently an inactive subsidiary.